Exhibit 10-v
Schedule identifying agreements substantially identical to the Form of Employment Agreement constituting Exhibit 10-t hereto entered into by Meritor, Inc. and each of the following persons:

Carl D. Anderson II
Hannah S. Lim-Johnson
Timothy J. Heffron
Chris Villavarayan